UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 13, 2021

Stellus Capital Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00971	46-0937320
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027

(Address of Principal Executive Offices, Including Zip Code)

(713) 292-5400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCM	New York Stock Exchange
5.75% Notes due 2022	SCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 13, 2021, Stellus Capital Investment Corporation (the “Company”) announced that it will redeem all of its outstanding 5.75% Notes due 2022 (the “2022 Notes”). The Company will redeem 100% (or $48.875 million aggregate principal amount) of the outstanding 2022 Notes on February 12, 2021 (the “Redemption Date”). The redemption price for the 2022 Notes equals 100% of the $48,875,000 aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest otherwise payable for the current quarterly interest period accrued to, but excluding, the Redemption Date. The 2022 Notes will be delisted from the NYSE. This Current Report on Form 8-K does not constitute notice of redemption of the 2022 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Notice of Redemption of 5.75% Notes due 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2021	Stellus Capital Investment Corporation

	By:	/s/ W. Todd Huskinson
W. Todd Huskinson
Chief Financial Officer, Chief Compliance Officer, Treasurer, and Secretary